UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2012

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	001-33519	95-3551121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California		91201-2349
(Address of principal executive offices)		(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 26, 2012, Public Storage (the “Company”) and its affiliate, PSAC Development Partners, L.P. (the “Selling Shareholder”), entered into an Equity Distribution Agreement (the “Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sales Agent, in connection with the potential sales by the Selling Shareholder from time to time during the term of the Agreement of up to 712,400 shares of Public Storage’s common shares of beneficial interest, $0.10 per share par value (the “Common Shares”). The Common Shares were previously acquired by the Selling Shareholder in open market purchases. The Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Sales Agent and its affiliates have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The lenders under the Company’s credit facility include Bank of America N.A., an affiliate of the Sales Agent.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1—	Equity Distribution Agreement dated November 26, 2012 among Public Storage, its affiliate, PSAC Development Partners, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sales Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2012

PUBLIC STORAGE

By:	/s/ Stephanie Heim
Stephanie Heim
Vice President

Exhibit Index

The following exhibit is being filed with this Report:

Exhibit 1.1—	Equity Distribution Agreement dated November 26, 2012 among Public Storage, its affiliate, PSAC Development Partners, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sales Agent.